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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 2001 incorporated by reference in Independent Bank Corp.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

Boston, Massachusetts
October 30, 2001

                                          /s/ Arthur Andersen, L.L.P.